WESTMORELAND COAL COMPANY

Discussion Materials

December 2018

Disclaimer

This presentation contains statements about future events and expectations, which are "forward-looking statements." Any statement in this presentation that is not a statement of historical fact, including, but not limited to earnings guidance, estimates, forecasts, projections of financial results, expected future financial position, and business strategy, is a forward-looking statement. Such forward-looking statements and any other forward-looking statements made herein involve known and unknown risks, uncertainties and other factors, which may cause actual results of Westmoreland Coal Company and its subsidiaries, collectively, “Westmoreland” or the “Company”, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information. Such forward-looking statements are inherently uncertain, and actual results may differ from expectations and past performance. Westmoreland assumes no responsibility to issue updates to any materials, including forward-looking statements, discussed in this presentation.

This presentation shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of Westmoreland be offered or sold in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information contained in this presentation has been provided by the Company without any representation or warranty as to the accuracy or completeness of such information. The Company assumes no responsibility for the accuracy of the information, assumptions, projections, forecasts or the completeness of this presentation and has no obligation to update any statements in this presentation. This presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by the Company and its advisors.

Recipients of this presentation should not construe the contents of this presentation as legal, tax, or financial advice. Each recipient should consult its professional advisors as to the legal, tax, financial or other matters set forth in this presentation and, by accepting this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. Under no circumstances and at no time should any recipient infer or consider that the potential transaction has occurred, or will occur, unless and until a definitive agreement with Westmoreland has been fully executed.

Table of Contents

Section 1 .... Tax Attributes

Section 2 .... WCHI 11/30/18 Balance Sheet

Important Note: Holders and potential holders of the Company's indebtedness have the ability to access more detailed financial projections and performance optimization information in a virtual data room. Such information will specifically be designated "Non-Cleansing Information" and will be accessible only to those persons who (a) represent that they are holders of the Company's indebtedness or considering the purchase of the Company's indebtedness in the ordinary course of their business, (b) subject to certain permitted disclosures, agree to maintain the confidentiality of the "Non-Cleansing Information," and (c) agree to use the "Non-Cleansing Information" solely for purposes of trading or potential trading in the Company's indebtedness and for no other competitive purposes. To request access to such data room, please contact WCCNonCleansingInfoVDR@kirkland.com.

Tax Attributes

Section 1

Tax Attributes

- Capitalized terms used herein but not defined herein shall have the meaning assigned such terms in the Plan, which is available at https://www.donlinrecano.com/westmoreland.

- Subject to numerous estimates and assumptions, including an assumption that the Plan is subject to Section 381 of the Internal Revenue Code and all tax attributes of Westmoreland Coal Company and its subsidiaries are eligible to be succeeded to by the Purchaser, the Debtors currently estimate that, at emergence, the Purchaser may succeed to approximately $800-900M of U.S. federal net operating loss carryforwards (approximately $730-830M of which are attributable to Westmoreland Coal Company, and the rest of which are attributable to Westmoreland Coal Company's subsidiaries) and approximately $70M U.S. federal general business tax credits (all of which are attributable to Westmoreland Coal Company's subsidiaries). The Purchaser may also succeed to certain other tax attributes.

- The above estimate does not take into account any reductions to any tax attributes that may result from cancellation of indebtedness income, the application of Section 382(l)(5) of the Internal Revenue Code, or any impact from the restructuring of Westmoreland Resource Partners, LP.

Westmoreland Canadian Holdings Inc. Balance Sheet as of November 30, 2018

Section 2

Modified Balance Sheet for Westmoreland Canadian Holdings Inc. As of November 30, 2018

($ USD)

Note: All information is unaudited and subject to future adjustments. Non-Debtor financial statements are presented at 100%. This balance sheet excludes eliminations related to the company's intercompany hybrid debt.

	Westmoreland Canadian Holdings Inc.	
Assets:		
Cash & Cash Equivalents	$	20,078
Intercompany Receivable/Payable (Current)		(585,527)
Inventories		-
Other Current Assets		-
Trade		-
Other AR		-
Unbilled Revenue AR		-
Investment in Joint Venture		-
Investment in Subsidiaries		113,067,155
Land & Mineral Rights		-
Plant & Equipment		-
Intercompany Receivable/Payable (Long Term)		141,030,111
Less Accumulated Depreciation		-
Other Assets		-
Restricted Investments & Bond		-
Total Assets	$	253,531,817
Liabilities and Equity		
Trade	$	-
Production Taxes		-
Workers' Compensation		-
Interest Payable		-
Asset Retirements Obligations, Current		-
Current Installments of Long-Term Debt		-
Deferred Revenue		-
Income Tax Payable		-
Asset Retirement Obligations, Long-Term		-
Long-Term Debt, Less Current Portion		-
Other Current Liabilities		5,764
Other Liabilities		-
Pension & SERP Obligations		-
Intercompany Receivable/Payable		141,030,111
Total Liabilities	$	141,035,875
Accumulated Deficit	$	(285,848)
Accumulated Other Comprehensive Income		456,855
Advances to Parent		-
Common Stock		112,324,934
Other Paid-In Capital		-
Net Income		-
Total Equity	$	112,495,942
Total Liabilities and Equity	$	253,531,817